Exhibit 99.1

1 Recent Demand and March Quarter Commentary • Recent improvement in leading indicators of demand are encouraging as COVID case counts decline and vaccination rates accelerate with more customers purchasing tickets in all departure windows from Spring Break to Fall. – Month to date in March, daily net cash sales 1 have improved approximately 30% versus February’s average as customers are increasingly confident in booking future travel. – Domestic demand is improving across the booking curve. Bookings for travel departures beyond 60 days represent 32% of new bookings, down only 3 points from 2019 compared to down 10 points in January. – The booking curve expansion is driving growth in Delta’s Air Traffic Liability, reversing a three - quarter trend of decline. • While the pace of demand recovery has improved and is now consistent with expectations for March, revenue trends in January and early February were softer than expected. – Total revenue is now expected to come in at the low end of prior guidance of down 60 to 65% on 55% reduction in sellable capacity compared to March quarter 2019. – Total operating expense is expected to come in at the high end of prior guidance of down 35 to 40% compared to March quarter 2019. The variance to prior guidance is due to higher fuel expense and non - fuel cost pressures from COVID - related employee costs, including testing, vaccinations and pay protection for those exposed to the virus. – Delta will report March quarter earnings on April 15 th and preliminarily expects to report an adjusted pre - tax loss of ~$3 billion. • With consumer confidence in air travel beginning to improve and a strong liquidity position, Delta plans to pay down debt and accelerate voluntary contributions to its pension plans in the March and June quarters reducing interest expense by ~$110 million and pension expense by ~$90 million annually. – During the March quarter, Delta plans to repay its $1.5 billion slots, gates and routes term loan. – During the June quarter, in addition to normal amortization of debt, which includes $600 million of unsecured notes maturing in April, Delta plans to acquire aircraft with cash and voluntarily contribute $1 billion into the pension plans. March 15, 2021 Note: Information for the March quarters 2021 and 2019 in this investor update are adjusted as described in the reconciliatio ns below. Updated March Quarter Guidance March Quarter 2021 Updated Guidance Prior Guidance Total Revenue 2, 3 Low end of prior guidance Down 60% - 65% Total Operating Expense 2, 3 High end of prior guidance Down 35% - 40% Average Daily Cash Burn 3 $13 - $15 million $10 - $15 million Liquidity 4 ~ $16.5 billion $18 - $19 billion (1) Defined as daily cash receipts less refunds (2) Compared to March quarter 2019 (3) Non - GAAP measure (4) Includes PSP2 funds of $2.9 billion, as well as the expected repayment of $1.5 billion of slots, gates and routes term loan t hat was not included in prior guidance; liquidity figures include undrawn revolvers

2 Forward Looking Statements Statements made in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments or strategies for the future, should be considered “forward - looking statements” under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees or promised outcomes and should not be construed as such. All forward - looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments and strategies reflected in or suggested by the forward - looking statements. These risks and uncertainties include, but are not limited to, the material adverse effect that the COVID - 19 pandemic is having on our business; the impact of incurring significant debt in response to the pandemic; failure to comply with the financial and other covenants in our financing agreements; the possible effects of accidents involving our aircraft; breaches or security lapses in our information technology systems; breaches or lapses in the security of technology systems on which we rely; disruptions in our information technology infrastructure; our dependence on technology in our operations; our commercial relationships with airlines in other parts of the world and the investments we have in certain of those airlines; the effects of a significant disruption in the operations or performance of third parties on which we rely; failure to realize th e f ull value of intangible or long - lived assets; labor issues; the effects of weather, natural disasters and seasonality on our business; the cost of aircraft fuel; the availability of aircraft fuel; failure or inability of insurance to cover a signific ant liability at Monroe’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain senior management, key employees and our culture; significant damage to our reputation and brand, including from exposure to significant adverse publicity; the effects of terrorist attack s or geopolitical conflict; competitive conditions in the airline industry; interruptions or disruptions in service at major ai rpo rts at which we operate or significant problems associated with types of aircraft or engines we operate; the effects of extensive government regulation on our business; the impact of environmental regulation and climate change risks on our business; and unfavorable economic or political conditions in the markets in which we operate. Additional information concerning risks and uncertainties that could cause differences between actual results and forward - looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10 - K for the fiscal year ended December 31, 2020. Caution should be taken not to place undue reliance on our forward - looking statements, which represent our views only as of the date of this investor update, and which we undertake no obligation to update except to the extent required by law. Non - GAAP Financial Measures Delta sometimes uses information ("non - GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non - GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non - GAAP financial measures used in this update to the most directly comparable GAAP financial measures. Reconciliations may not calculate due to rounding. Non - GAAP Reconciliations

3 Pre - Tax Loss, adjusted. We adjust pre - tax loss for government grant recognition for the same reason described above regarding operating expense, adjusted. Cash Burn. We present cash burn because management believes this metric is helpful to investors to evaluate our ability to maintain curr ent liquidity and return to cash generation. We define cash burn as net cash from operating activities and net cash used in inves tin g activities, adjusted for activities or items including net purchases of short - term investments, strategic investments and related, net cash flows related to certain airport construction projects, aircraft financing arrangements and charges associated with our voluntary separation a nd early retirement programs. We adjust for these activities or items to provide investors a better understanding of the company's cash flow gene rat ed by operations, to provide a more meaningful comparison to our airline peers or to better illustrate the cash generated from our cor e operations in the period shown. We also adjust for government grant proceeds, which are cash flows related to the PSP Extension grant proce eds , reported within operating activities in GAAP results, in calculating daily cash burn to better illustrate the cash from our core opera tio ns. Operating Revenue, adjusted. We adjust operating revenue for third party refinery sales and Delta Private Jets for the reasons described below. Third - party refinery sales. We adjust operating revenue for refinery sales to third parties to determine operating revenue, adjusted because these revenues are not related to our airline segment. Operating revenue, adjusted therefore provides a more m eaningful comparison of revenue from our airline operations to the rest of the airline industry. Delta Private Jets adjustment. Because we combined Delta Private Jets with Wheels Up in January 2020, we have excluded the impact of Delta Private Jets from 2019 results for comparability. (in billions) ~ ($1.8) ~ (1.2) ~ ($3.0) Less: Government grant recognition GAAP Non-GAAP March 31, 2021 (Projected) Three Months Ended (Projected) Three Months Ended (in billions) March 31, 2021 ~ $0.3 - $0.5 ~ (0.5) Adjustments ~ 0.5 ~ $0.3 - $0.5 Government grant proceeds ~ (2.0) Other adjustments ~ 0.3 Adjusted free cash flow ~ ($1.4) - ($1.2) Days in period 90 ~ ($15) - ($13) Average Daily Cash Burn (in millions) Net cash provided by operating activities Net cash used in investing activities Total free cash flow (in millions) Change ~ $3,900 $10,472 Third-party refinery sales ~ (400) (48) Delta Private Jets adjustment - (43) ~ $3,500 $10,381 ~ 65% (Projected) Three Months Ended Three Months Ended March 31, 2019March 31, 2021 Adjusted for: Operating Revenue, adjusted Operating Revenue

Operating Expense, adjusted. Operating expense, adjusted excludes the grant proceeds from the Payroll Support Program Extension Agreement ("PSP Extension") that we expect to recognize as a contra-expense during the three months ended March 31, 2021. We are recognizing the grant proceeds as contra-expense based on the periods that the funds are intended to compensate and expect to use all proceeds from the PSP Extension by the end of the June quarter 2021.

We adjust operating expense for refinery sales to third parties and Delta Private Jets for the same reasons described above regarding operating revenue, adjusted. We also adjust operating expense for MTM adjustments and settlements on hedges. Mark-to-market ("MTM") adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the applicable period.

(in millions)	(Projected) Three Months Ended March 31, 2021	Three Months Ended March 31, 2019	Change
Operating expense	~ $5,400	$9,452	
Less: Government grant recognition	~ 1,200	-	
Adjusted for:			
MTM adjustments and settlements on hedges	-	(8)	
Third-party refinery sales	~ (400)	(49)	
Delta Private Jets adjustment	-	(42)	
Operating expense, adjusted	~ $6,200	$9,354	~ (35%)

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